Exhibit 99.1

Kymera Therapeutics Announces First Quarter 2025 Financial Results and

Provides a Business Update

Completed KT-621 (STAT6) SAD/MAD Phase 1 healthy volunteer trial with data to be reported in June 2025

First patient dosed in KT-621 (STAT6) BroADen Phase 1b trial in moderate to severe atopic dermatitis (AD)

with data expected in 4Q25

KT-579 (IRF5) new oral immunology degrader program, with broad clinical potential in rheumatic and other autoimmune diseases, expected to enter Phase 1 clinical trial in early 2026

KT-474/SAR444656 (IRAK4) Phase 2b trials in HS and AD ongoing, led by partner Sanofi; Kymera achieved a $20 million milestone payment as part of the IRAK4 collaboration in April 2025

Strategic decision made not to advance KT-295 (TYK2) into further clinical development to focus our team and incremental financial resources on the rapidly progressing STAT6 program

Well-capitalized with $775 million in cash as of March 31, 2025, now providing an extended runway into the first half of 2028

Company to hold video conference call and webcast today at 10:00 a.m. ET

Watertown, Mass. (May 9, 2025) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing a new class of oral small molecule degrader medicines for immunological diseases, today reported financial results for the first quarter ended March 31, 2025, and provided business highlights and updates on its pipeline.

“The Kymera team continues to advance our first-in-class pipeline on the path to revolutionizing the treatment of complex immuno-inflammatory diseases,” said Nello Mainolfi, PhD, Founder, President and CEO, Kymera Therapeutics. “We are making tremendous progress across our programs and approaching key near term inflection points. In June, we will be sharing the KT-621 healthy volunteer data for our STAT6 program, an important milestone in the development of this franchise. Additionally, we recently initiated, well ahead of schedule, patient dosing in the KT-621 BroADen Phase 1b study, with data in the fourth quarter of this year. This is another important inflection point as we rapidly progress KT-621 toward later-stage studies.”

Dr. Mainolfi continued, “Additionally, we are excited to introduce KT-579, our oral IRF5 degrader program. IRF5 is a genetically validated and historically undrugged transcription factor with broad clinical promise in areas of high unmet need, and we plan to progress the program into the clinic early next year. The unique pharmacology of IRF5 that is cell type and disease specific perfectly complements Kymera’s industry-leading portfolio of oral immunology medicines and further positions the company to transform the treatment of immunological diseases for millions of patients with best-in-class oral drugs.”

“Finally, we recently made the strategic decision not to advance our TYK2 degrader, KT-295, into clinical development. Although we completed IND-enabling activities with no adverse findings in any of our studies, we have decided to reprioritize these investments. This decision will allow us to dedicate more human and capital resources to our STAT6 franchise, one of the largest immunology opportunities in the industry that is rapidly advancing, as well as to our new IRF5 program. This strategic prioritization also extends our runway from mid-2027 into the first half of 2028, well beyond multiple important catalysts across our pipeline.”

Business Highlights, Recent Developments and Upcoming Milestones

STAT6 Degrader Program

KT-621 is an investigational, first-in-class, once daily, oral degrader of STAT6, the specific transcription factor responsible for IL-4/IL-13 signaling and the central driver of Th2 inflammation. In preclinical studies, KT-621 demonstrated dupilumab-like activity in several in vitro and in vivo models and was safe and well tolerated. KT-621, the first STAT6 directed medicine to enter clinical evaluation, has the potential to transform treatment paradigms for more than 130 million patients around the world, including children and adults, suffering from Th2 diseases such as AD, asthma, chronic obstructive pulmonary disease (COPD), chronic rhinosinusitis with nasal polyps (CRSwNP), eosinophilic esophagitis (EoE), chronic spontaneous urticaria (CSU), and prurigo nodularis (PN), among others.

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The Company has completed the Phase 1 healthy volunteer trial evaluating the safety, tolerability, pharmacokinetics and pharmacodynamics of single- and multiple-ascending doses of KT-621 compared to placebo. In June 2025, Kymera will host a webcast to disclose the complete KT-621 Phase 1 healthy volunteer SAD/MAD data, which will include STAT6 degradation, safety and additional biomarker results.

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In April, the Company initiated dosing in the KT-621 BroADen Phase 1b trial in moderate to severe AD patients, with data expected to be reported in the fourth quarter of 2025. The open label BroADen study will evaluate a daily dose of KT-621 for 4 weeks in approximately 20 patients. The key study objective is to show that robust STAT6 degradation in blood and skin by KT-621 has a dupilumab-like effect on reducing multiple Th2 biomarkers in the blood and on the transcriptome of active AD skin lesions at four weeks. The study will also assess effects on clinical endpoints such as Eczema Area and Severity Score (EASI) and pruritus numerical rating scale (NRS).

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Two parallel Phase 2b studies in AD and asthma patients are planned to begin in the fourth quarter of 2025 and first quarter of 2026, respectively. The Phase 2b studies in moderate to severe AD and asthma patients are expected to accelerate KT-621 development and enable dose selection for subsequent parallel Phase 3 registration studies across multiple Th2 dermatology, gastroenterology and respiratory indications.

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The Company plans to present additional KT-621 preclinical data at the American Thoracic Society (ATS) Annual Meeting being held May 16-21, 2025, in San Francisco, CA. Additionally, the Company will be featured in an oral showcase presentation as part of the ATS Respiratory Innovation Summit.

IRF5 Degrader Program

KT-579 is an investigational, first-in-class, oral degrader of IRF5, a genetically validated transcription factor and a master regulator of immunity. KT-579 has the potential to selectively block inflammation and restore immune regulation by inhibiting pro-inflammatory cytokines, Type I IFN, and autoantibody production while sparing normal cell function. In preclinical studies, KT-579 degraded IRF5 across multiple preclinical species and in all disease-relevant tissues. In preclinical models of lupus and rheumatoid arthritis (RA), KT-579 was equally or more efficacious than clinically active or marketed small molecule inhibitors and biologics. In preclinical safety studies, KT-579 did not show any adverse effects at concentrations up to 200-fold of the projected human efficacious levels. KT-579 has the potential to be the first novel mechanism with broad utility in diseases where effective and well tolerated oral therapies are needed, such as lupus, Sjögren’s, inflammatory bowel disease (IBD), RA and others.

•	Kymera named KT-579, an oral IRF5 degrader, as its lead development candidate and intends to advance the program into Phase 1 testing in early 2026. IND-enabling studies are ongoing.

IRAK4 Degrader Program

KT-474 (SAR444656) is an investigational, first-in-class, once daily, oral degrader of IRAK4, a key protein involved in TLR/IL-1R-driven inflammation. Given IRAK4’s ability to block IL-1 family cytokine and TLR signaling, KT-474 holds promise to deliver the combined activity of upstream biologics in an oral drug for multiple diseases such as hidradenitis suppurativa (HS), AD, RA, asthma, IBD and others.

•	In partnership with Sanofi, two Phase 2b dose-ranging clinical trials for the treatment of HS and AD are ongoing with primary completion expected in the first half of 2026 for HS and mid-2026 for AD.

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In March, the Company published findings from the Phase 1 healthy volunteer trial of KT-474 in the Journal of Clinical and Translational Science highlighting the novel pharmacokinetic and pharmacodynamic properties of KT-474, reinforcing Kymera’s innovative strategies to drive development of oral degrader medicines for multiple immuno-inflammatory diseases.

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In April, under the terms of the collaboration agreement with Sanofi executed in 2020, Kymera achieved a milestone related to certain preclinical activities associated with the IRAK4 program, generating a milestone payment of $20 million.

Corporate Updates

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In April, the Company appointed Noah Goodman, MBA, as Chief Business Officer. Mr. Goodman brings a wealth of diverse experience in the life sciences industry to Kymera and will lead business development strategy and activities for the company.

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In May, the Company made the strategic decision not to advance KT-295, its oral TYK2 degrader, into clinical development, despite completing IND-enabling studies with no adverse findings. This decision will allow Kymera to focus its team and financial resources on other pipeline programs, including KT-621 and KT-579.

Financial Results

Collaboration Revenues: Collaboration revenues were $22.1 million for the first quarter of 2025 compared to $10.3 million for the first quarter of 2024. Collaboration revenues were all attributable to the Company’s Sanofi collaboration. The recently achieved $20 million milestone was recorded in the first quarter of 2025 with the majority recognized as collaboration revenue.

Research and Development Expenses: Research and development expenses were $80.3 million for the first quarter of 2025 compared to $48.8 million for the first quarter of 2024. This increase was primarily due to increased expenses related to the investment in the Company’s STAT6 and TYK2 degrader programs, platform and discovery programs, as well as an increase in occupancy and related costs due to continued growth in the research and development organization. Stock based compensation expenses included in R&D were $7.5 million and $6.1 million for the first quarters of 2025 and 2024, respectively.

General and Administrative Expenses: General and administrative expenses were $16.3 million for the first quarter of 2025 compared to $14.4 million for the first quarter of 2024. The increase was primarily due to an increase in legal and professional service fees in support of the Company’s growth and an increase in personnel, facility, occupancy, and other expenses to support growth as a public company. Stock based compensation expenses included in G&A were $6.7 million and $5.9 million for the first quarters of 2025 and 2024, respectively.

Net Loss: Net loss was $65.6 million for the first quarter of 2025 compared to $48.6 million for the first quarter of 2024.

Cash and Cash Equivalents: As of March 31, 2025, Kymera had $775 million in cash, cash equivalents and investments. Kymera expects that its cash and cash equivalents will provide the Company with a cash runway into the first half of 2028, beyond multiple clinical inflection points in our pipeline.

Event Details

Kymera will host a video conference call today, May 9, 2025, at 10:00 a.m. ET. To join the video call or view the livestreamed webcast please register via this link or visit “News and Events” in the Investors section of the Company’s website at www.kymeratx.com. A replay of the webcast and the presentation will be available following the event.

About Kymera Therapeutics

Kymera is a clinical-stage biotechnology company pioneering the field of targeted protein degradation (TPD) to develop medicines that address critical health problems and have the potential to dramatically improve patients’ lives. Kymera is deploying TPD to address disease targets and pathways inaccessible with conventional therapeutics. Having advanced the first degrader into the clinic for immunological diseases, Kymera is focused on building an industry-leading pipeline of oral small molecule degraders to provide a new generation of convenient, highly effective therapies for patients with these conditions. Founded in 2016, Kymera has been recognized as one of Boston’s top workplaces for the past several years. For more information about our science, pipeline and people, please visit www.kymeratx.com or follow us on X or LinkedIn.

Availability of Other Information About Kymera Therapeutics

For more information, please visit the Kymera website at https://www.kymeratx.com/ or follow Kymera on X (@KymeraTx) and LinkedIn (Kymera Therapeutics). Investors and others should note that Kymera communicates with its investors and the public using the Company website, including, but not limited to, corporate disclosures, investor presentations, FAQs, Securities and Exchange Commission (SEC) filings, and press releases, as well as on X and LinkedIn. The information that Kymera posts on its website or on X or LinkedIn could be deemed to be material information. As a result, the Company encourages investors, the media and others interested to review the information that Kymera posts there on a regular basis. The contents of Kymera’s website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements about our expectations regarding strategy, business plans and objectives on the development of our clinical and preclinical pipeline, including the therapeutic potential, clinical benefits and safety thereof, Sanofi’s completion of the Phase 2 clinical trials of KT-474/SAR444656 in 2026, the Phase 1 data readout of KT-621 in June 2025, the Phase 1b data readout of KT-621 in AD patients in the fourth quarter of 2025, the initiation of Phase 2b studies of KT-621 in patients with AD and asthma in the fourth quarter of 2025 and first quarter of 2026, respectively, the effect of initial parallel development of Phase 2b studies in AD and asthma patients on acceleration of late parallel development across multiple indications, the advancement of KT-579 into Phase 1 clinical testing in early 2026, and Kymera’s financial condition and expected cash runway into the first half of 2028. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target,” “upcoming” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from any forward-looking statements contained in this press release, including, without limitation, risks associated with: uncertainties inherent in the initiation, timing and design of future clinical trials, the availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results of early clinical trials will be indicative of the results of later clinical trials, the ability to successfully demonstrate the safety and efficacy of drug candidates, the timing and outcome of planned interactions with and submissions to regulatory authorities, the availability of funding sufficient for our operating expenses and capital expenditure requirements and other factors. These risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the most recent Quarterly Report on Form 10-Q and in subsequent filings with the SEC. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

KYMERA THERAPEUTICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Cash, cash equivalents and marketable securities	$775,485	$850,903
Property and equipment, net	49,172	50,457
Right-of-use assets, operating lease	46,734	47,407
Other assets	46,921	29,268

Total assets	$918,312	$978,035

Liabilities and Stockholders’ Equity
Deferred revenue	$11,476	$13,576
Operating lease liabilities	82,863	84,017
Other liabilities	37,740	44,823

Total liabilities	132,079	142,416
Total stockholders’ equity	786,233	835,619

Total liabilities and stockholders’ equity	$918,312	$978,035

KYMERA THERAPEUTICS, INC.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Collaboration Revenue	$22,100	$10,287
Operating expenses:
Research and development	$80,255	$48,819
General and administrative	16,271	14,374
Impairment of long-lived assets	—	4,925

Total operating expenses	96,526	68,118

Loss from operations	(74,426)	(57,831)
Other income (expense):
Interest and other income	8,917	9,343
Interest and other expense	(72)	(69)

Total other income	8,845	9,274

Net loss attributable to common stockholders	$(65,581)	$(48,557)

Net loss per share attributable to common stockholders, basic and diluted	$(0.82)	$(0.69)

Weighted average common stocks outstanding, basic and diluted	80,146,531	70,770,320

Investor and Media Contact:

Justine Koenigsberg

Vice President, Investor Relations

investors@kymeratx.com

media@kymeratx.com

857-285-5300